Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Synaptics Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 333-170401, 333-193470, 333-221585, 333-228118, 333-233338, and 333-234437) on Form S-8, (Nos. 333-193469 and 333-219713) on Form S-3, and (No. 333-115274) on Form S-4 of Synaptics Incorporated (the Company) of our report dated August 21, 2020, with respect to the consolidated balance sheets of Synaptics Incorporated as of June 27, 2020 and June 29, 2019, and the related consolidated statements of operations, comprehensive income/(loss), stockholders’ equity, and cash flows for each of the fiscal years in the three fiscal year period ended June 27, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of June 27, 2020, which report appears in the June 27, 2020 annual report on Form 10-K of Synaptics Incorporated.

/S/ KPMG LLP

Santa Clara, California
August 21, 2020